                                 SCHEDULE 14A
                                (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:
/ / Preliminary Proxy Statement              / / Confidential, for Use of the
/X/ Definitive Proxy Statement                   Commission Only (as permitted
/ / Definitive Additional Materials              by Rule 14a-6(e)(2))
/ / Soliciting Material Pursuant to
    Rule 14a-11(c) or Rule 14a-12

                                MAIL-WELL, INC.
               (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

    /X/ No fee required.

    / / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
        0-11.

    (1) TITLE OF EACH CLASS OF SECURITIES TO WHICH TRANSACTION APPLIES:

--------------------------------------------------------------------------------

    (2) AGGREGATE NUMBER OF SECURITIES TO WHICH TRANSACTION APPLIES:

--------------------------------------------------------------------------------

    (3) PER UNIT PRICE OR OTHER UNDERLYING VALUE OF TRANSACTION COMPUTED PURSUANT TO EXCHANGE ACT RULE 0-11 (SET FORTH THE AMOUNT ON WHICH THE FILING FEE IS CALCULATED AND STATE HOW IT WAS DETERMINED):

--------------------------------------------------------------------------------

    (4) PROPOSED MAXIMUM AGGREGATE VALUE OF TRANSACTION:

--------------------------------------------------------------------------------

    (5) TOTAL FEE PAID:

--------------------------------------------------------------------------------

    / / Fee paid previously with preliminary materials.

    / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

--------------------------------------------------------------------------------

    (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

    (3) Filing Party:

--------------------------------------------------------------------------------

    (4) Date Filed:

--------------------------------------------------------------------------------

                                 MAIL-WELL, INC.
                         8310 South Valley Highway, #400
                            Englewood, Colorado 80112
                                 (303) 790-8023

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 1, 2003

To the Stockholders of Mail-Well, Inc.:

         Mail-Well, Inc., a Colorado corporation (the "Company"), is giving notice that the annual meeting of stockholders will be held on Thursday, May 1, 2003, at 8:30 a.m. at the Company's principal executive offices, 8310 South Valley Highway, #400, Englewood, Colorado, for the following purposes:

         1. To elect ten directors of the Company to hold office until the 2004 annual meeting of stockholders or until their respective successors are elected and qualified;

         2. To ratify the selection of Ernst & Young LLP, independent auditors, as auditors of the Company for the year ending December 31, 2003; and

         3. To transact other business that may properly come before the meeting or any adjournments.

         The names of the nominees for directors are set forth in the accompanying proxy statement.

         The Board of Directors has fixed the close of business on March 7, 2003, as the record date for determining stockholders entitled to receive notice of and to vote at the annual meeting or any adjournments.

         The Company mailed a copy of the Company's 2002 Annual Report to Stockholders, which includes the Company's consolidated financial statements, and this Notice on or about March 17, 2003, to all stockholders of record on March 7, 2003. You may obtain without charge the Company's Annual Report on Form 10-K to the Securities and Exchange Commission by making written request to the secretary of the Company at the address above. The officers and directors of the Company cordially invite you to attend the meeting.

         Whether or not you expect to attend the meeting, you should complete, date and sign the enclosed proxy card and mail it promptly in the enclosed postage prepaid envelope. The proxy card must be signed and returned in order to be counted.

                                 By Order of the Board of Directors,



                                 Mark L. Zoeller
                                 Vice President-General Counsel and Secretary
Englewood, Colorado
March 17, 2003

                                 MAIL-WELL, INC.
                         8310 South Valley Highway, #400
                            Englewood, Colorado 80112

                                 PROXY STATEMENT

                         Annual Meeting of Stockholders
                            To Be Held on May 1, 2003

INTRODUCTION

         This proxy statement is furnished to the stockholders of Mail-Well, Inc., a Colorado corporation (the "Company"), to solicit proxies to be used in voting at the annual meeting of stockholders to be held on Thursday, May 1, 2003. The enclosed proxy is solicited by the Board of Directors of the Company. The proxy materials were mailed on or about March 17, 2003, to the stockholders of record at the close of business on the record date of March 7, 2003.

         The Company will bear the cost of soliciting proxies, including the charges and expenses of brokerage firms and others who forward solicitation material to beneficial owners of the Company's common stock. Proxies may be solicited by mail, personal interview, telephone or telegraph by certain employees of the Company. The Company will bear any costs relating to solicitations by Company personnel. ADP Communication Services will tabulate the votes and the inspector of election will report on the results at the meeting.

VOTING RIGHTS AND OUTSTANDING SHARES

         Only holders of record of common stock at the close of business on March 7, 2003, will be entitled to vote at the meeting. On March 7, 2003, there were 48,343,060 shares of common stock outstanding. Each share of common stock is entitled to one vote on all matters on which stockholders may vote. There is no cumulative voting in the election of directors.

         Votes cast by proxy or in person at the meeting will be tabulated by the inspector of election appointed for the meeting and will determine whether or not a quorum is present. The holders of a majority of the outstanding common stock are required for a quorum at the meeting. The inspector of election will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but as unvoted for purposes of determining the approval of any matter submitted to the stockholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote on that matter.

REVOCABILITY OF PROXIES

         Any person giving a proxy may revoke it at any time before it is exercised. It may be revoked by:

         o filing a written notice of revocation with the secretary of the Company at its principal executive offices, 8310 South
            Valley Highway, #400, Englewood, Colorado 80112;
         o  executing and delivering a proxy with a later date; or
         o attending the meeting and voting in person. Attending the meeting will not by itself revoke a proxy.

SUMMARY OF PROPOSALS

         Stockholders will vote on the following proposals at the meeting:

         1. Electing the following ten persons to the Board of Directors: Paul
V. Reilly, Thomas E. Costello, Frank P. Diassi, Frank J. Hevrdejs, Martin J. Maloney, David M. Olivier, Janice C. Peters, Jerome W. Pickholz, Alister W. Reynolds and Susan O. Rheney.

         2. Ratifying the selection of Ernst & Young LLP as independent auditors for the Company for 2003.

         The proxies will be voted, unless authority to do so is withheld, to elect the ten nominees recommended by the Board and to ratify the selection of Ernst & Young LLP as the Company's auditors for 2003.

                  INFORMATION CONCERNING DIRECTORS AND NOMINEES

         The following chart shows the names, ages (as of December 31, 2002) and positions held with the Company for each current Board member and each Board nominee. Each director has served continuously with the Company since the date indicated.

      Name                                Age        Positions                                 Director Since
      ----                                ---        ---------                                 --------------
      Paul V. Reilly (4)                  50         Chairman of the Board, President
                                                      and Chief Executive Officer                   1998
      Thomas E. Costello                  63         Director                                       2003
      Frank P. Diassi (3)(4)              69         Director                                       1993
      Frank J. Hevrdejs (1)               57         Director                                       1993
      Martin J. Maloney                   58         Director                                       2003
      David M. Olivier                    59         Director                                       2003
      Janice C. Peters (2)                51         Director                                       1999
      Jerome W. Pickholz (1)(3)           70         Director                                       1994
      Alister W. Reynolds (2)(3)          45         Director                                       2002
      Susan O. Rheney                     43         Director                                       2003

-------------------
(1) Member of the Governance and Nominating Committee.
(2) Member of the Compensation and Human Resources Committee.
(3) Member of the Audit Committee.
(4) Member of the Health, Safety and Environmental Committee.

         PAUL V. REILLY has served as the Company's President and Chief Executive Officer since January 2001 and as Chairman of the Board since June 2001. Mr. Reilly was President and Chief Operating Officer from January 1998 to March 2001 and was Senior Vice President--Finance and Chief Financial Officer from 1995 to 1998. Mr. Reilly spent 14 years with Polychrome Corporation, a prepress supplier to the printing industry, where he held a number of positions including Assistant Corporate Treasurer, Corporate Treasurer, Vice President and Chief Financial Officer, and General Manager of United States Operations. Mr. Reilly is a Certified Public Accountant. He is a member of the Health, Safety and Environmental Committee of the Board of Directors.

         THOMAS E. COSTELLO became a director in February 2003. From 1991 through retirement in 2002, Mr. Costello served as Chief Executive Officer of Xpedx, a multi-billion dollar business to business distributor of printing and packaging products. Xpedx is a wholly owned division of International Paper. Before 1991 he was with Dixon Paper in a variety of executive positions, including Vice President of Sales and Marketing for the three hundred million dollar industrial distributor. He is a director of Cadmus Communications Corporation, a customized printer and Intertape Polymer Group, a manufacturer of tape and polymers for plastic packaging.

         FRANK P. DIASSI has been a director since 1993. Mr. Diassi was Chairman of Sterling Chemicals, Inc., a manufacturer of commodity petrochemicals and chemicals used primarily in the pulp and paper industry, from 1996 through 2001. He was a founding director of Arcadian Corporation, the largest nitrogen fertilizer company in North America. From 1989 to 1994 Mr. Diassi was a director and Chairman of the Finance Committee of Arcadian Corporation. Mr. Diassi has been manager and a member of The Unicorn

Group, LLC, an investment company, since 1981. Mr. Diassi is a director of Fibreglass Holdings, Inc., a truck accessory manufacturer, a director and Chairman of Amerlux Inc., a commercial lighting company, a director and Chairman of Software Plus, Inc., a human resources/payroll software design firm, and a director of Lifelines Technology, Inc., a manufacturer of time and temperature indicator labels. On July 16, 2001, Sterling Chemicals, Inc., a company for which Mr. Diassi has served as an executive officer, filed a voluntary petition for reorganization under Chapter 11 of the United States Bankruptcy Code. Mr. Diassi is a member of the Audit Committee and Chairman of the Health, Safety and Environmental Committee of the Board of Directors.

         FRANK J. HEVRDEJS has been a director since 1993. In 1982 Mr. Hevrdejs co-founded The Sterling Group, L.P., a major management buyout company, where he is currently a principal shareholder and president. He also serves as Chairman of First Sterling Ventures Corp., an investment company, Endoro Holdings, Inc., a structural and electrical manufacturing company, and Fibreglass Holdings, Inc., a truck accessory manufacturer. He is a director of Eagle U.S.A., an air-freight company, Sterling Chemicals, Inc., a petroleum chemical company and serves on the Houston Regional Board of J.P. Morgan Chase and Co., a financial institution. Mr. Hevrdejs serves as Chairman of the Governance and Nominating Committee of the Board of Directors.

         MARTIN J. MALONEY became a director in February 2003. Since 1984 Mr. Maloney has served as Chairman and Co-Founder of Broadford and Maloney, Inc., an agency specializing in public relations, advertising and marketing communications for graphic arts related companies. Since 1989 he has served on the Board of Advisors of the New York University Center for Graphic Arts Management.

         DAVID M. OLIVIER became a director in February 2003. Mr. Olivier was with Wyeth Corporation, a pharmaceutical company, and its affiliated entities for over 35 years when he retired in May 2002. He was Senior Vice President at the time of his retirement. He is a director of Summerset Medical Center, Summerset Medical Foundation and the Shansby Group, a private equity investment firm.

         JANICE C. PETERS has been a director since 1999. From 1997 to 2000 Ms. Peters served as President and Chief Executive Officer of MediaOne(R), the broadband services arm of MediaOne Group where she also served as Executive Vice President. Prior to 1997 Ms. Peters was employed by US WEST, MediaOne's former parent company, in various positions including Managing Director of One2One, a United Kingdom wireless communications joint venture between US WEST and Cable & Wireless, and President of Wireless Operations for US WEST Media Group. Ms. Peters serves as a director of Primus Knowledge Solutions, Inc., a knowledge-enabled software provider, and OptiStor Technologies, a data management supplier, and is a trustee of The Overlake School. Ms. Peters serves as Chairperson of the Compensation and Human Resources Committee of the Board of Directors.

         JEROME W. PICKHOLZ has been a director since 1994. From 1978 until 1994 he was Chief Executive Officer of Ogilvy & Mather Direct Worldwide, a direct advertising agency. From 1994 through 1995 he served as Chairman of the Board of Ogilvy & Mather Direct Worldwide where he is now Chairman Emeritus. Mr. Pickholz served as founder and Chairman of Pickholz, Tweedy, Cowan, L.L.C., a marketing communications company, from 1996 until January 2001 and he has been a direct marketing consultant since February 2001. Mr. Pickholz serves as the Chairman of the Audit Committee and as a member of the Governance and Nominating Committee of the Board of Directors.

         ALISTER W. REYNOLDS has been a director since 2002. Mr. Reynolds has been employed by Quest Diagnostics, Inc., a provider of diagnostic laboratory testing services, and its former parent company, Corning Incorporated, since 1982 in various positions, including Senior Vice President-U.S. Operations and, most recently, Senior Advisor to the Office of the Chairman. He serves as director of Soma Logic Incorporated, a privately-held biotechnology company, and Health Care Waste Solutions. He is a member of the Compensation and Human Resources Committee and the Audit Committee of the Board of Directors.

         SUSAN O. RHENEY became a director in February 2003. Ms. Rheney previously served as a director of the Company from 1993 to 1997. She was a principal in The Sterling Group, L.P., a major management buyout company, from 1987 to 2001. Ms. Rheney is a director of Genesis Energy LP, an oil pipeline company, Texas Petrochemical Holdings, a chemical company, and American Plumbing and Mechanical, Inc., a plumbing contractor.

CORPORATE GOVERNANCE

         We have long believed that good corporate governance is important to ensure that the Company is managed for the long-term benefit of its stockholders. During the past year we have been reviewing our corporate governance policies and practices and comparing them to the practices of other public companies. We have also been reviewing the provisions of the Sarbanes-Oxley Act of 2002, the new and proposed rules of the Securities and Exchange Commission and the proposed new listing standards of the New York Stock Exchange.

         Based on our review, we have taken steps to implement voluntarily many of the proposed new rules and listing standards. In particular we have:

         o reconstituted our Nominating Committee as the Governance and Nominating Committee and adopted a new charter for this committee;
         o  adopted corporate governance guidelines;
         o  adopted a new charter for our Audit Committee;
         o reconstituted our Compensation Committee as the Compensation and Human Resources Committee and adopted a new charter for this committee;
         o appointed four new directors to the board, each of whom qualifies as an "independent director" under the rules of the New York Stock Exchange and two of whom are also expected to qualify as an "audit committee financial expert" under the new and proposed rules of the Securities and Exchange Commission; and
         o amended our code of business conduct and ethics, which applies to all officers, directors and employees.

         You can access our current committee charters, corporate governance guidelines and our code of business conduct and ethics on our website at www.mailwell.com under "Investor Relations--Governance," or by writing to the Corporate Secretary at Mail-Well, Inc., 8310 South Valley Highway, #400, Englewood, Colorado 80112, phone 303-790-8023.

BOARD MEETINGS AND CERTAIN COMMITTEE MEETINGS

         During 2002, the Board met on twelve occasions (six regular meetings and six special meetings). All directors attended at least 75% of the meetings of the Board and of the committees of the Board on which they were members. The Board has an Audit Committee, a Compensation and Human Resources Committee, a Health, Safety and Environmental Committee and a Governance and Nominating Committee in addition to other committees. These four committees each operate under a written charter.

         The Audit Committee, comprised of Mr. Pickholz (Chairperson), Mr. Reynolds and Mr. Diassi, met 14 times during 2002 (including ten teleconference meetings). Each member of the committee is an "independent director" under the rules of the New York Stock Exchange governing the qualifications of the members of audit committees. The Audit Committee:

         o monitors the integrity of the Company's financial statements, including the financial reporting process;
         o  monitors the Company's systems of internal controls regarding finance, accounting and legal and regulatory compliance;
         o  monitors the independence and performance of the Company's financial executives, independent auditors and internal audit department;
         o reviews the Company's annual and quarterly financial statements and earnings press releases; and

         o annually retains the Company's independent auditors and approves the terms and scope of the work to be performed by the independent auditors.

         The full responsibilities of the Audit Committee are described in the Audit Committee Charter attached to this proxy statement as EXHIBIT A. See also "Report of the Audit Committee."

         The Compensation and Human Resources Committee, comprised of Ms. Peters (Chairperson) and Mr. Reynolds, met three times during 2002. Each member of the committee is an "independent director" under the rules of the New York Stock Exchange. This committee:

         o reviews and administers executive compensation programs, including the 2001 Long-Term Equity Incentive Plan and the Cash Bonus Incentive Plan;
         o reviews and recommends salaries, incentive compensation, stock-based awards and employee benefit plans for officers and directors; and
         o approves corporate goals related to the chief executive officer's compensation and evaluates his performance of those goals.

         See "Compensation and Human Resources Committee Report on Executive Compensation."

         The Governance and Nominating Committee, comprised of Mr. Hevrdejs (Chairperson) and Mr. Pickholz, met three times during 2002. Each member of the committee is an "independent director" under the rules of the New York Stock Exchange. The Governance and Nominating Committee identifies and selects candidates for open director positions and evaluates each director and executive officer. It will not consider nominees recommended by stockholders. The committee also develops and recommends corporate governance principles to the Board.

         The Health, Safety and Environmental Committee oversees and assists the Company with activities relating to health, safety and the environment, including reviewing with management the Company's:

         o  health, safety and environmental policies and plans;
         o  safety results, including employee incident rates;
         o  compliance with related laws and regulations; and
         o organization, programs and procedures for promoting safety and protecting the environment and health.

         This committee is comprised of Mr. Diassi (Chairperson) and Mr. Reilly and met four times during 2002.

DIRECTOR COMPENSATION

         In 2002 each non-employee director of the Company received:

         o an annual retainer of $30,000, paid $20,000 in cash and restricted stock valued at $10,000 on May 1, 2002 (1,597 shares);
         o  $1,500 for each regular Board meeting attended;
         o  $1,000 for each special Board meeting attended;
         o  $1,000 for each Board committee meeting attended; and
         o  non-qualified options for 5,000 shares of common stock.

         Directors who are employees of the Company do not receive compensation for their service on the Board. The Company also provides directors' and officers' liability insurance and indemnity agreements for its directors.

COMPENSATION AND HUMAN RESOURCES COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The two members of the Compensation and Human Resources Committee, Ms. Peters and Mr. Reynolds, have no interlocking relationships as defined by the rules and regulations of the Securities and Exchange Commission. The Compensation and Human Resources Committee determined the compensation for the Company's executive officers for 2002 and authorized grants of stock options and performance accelerated restricted stock awards to certain executive officers recruited in 2002. See "2001 Long-Term Equity Incentive Plan" and "Compensation and Human Resources Committee Report on Executive Compensation."

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         As of March 7, 2003, there were 48,343,060 shares of common stock outstanding held of record by 458 stockholders. The following table summarizes the beneficial ownership of the Company's common stock as of March 7, 2003, by:

         o each person known by the Company to beneficially own more than 5% of the outstanding common stock based on filings with the Securities and Exchange Commission;
         o  each current director of the Company and nominee for director;
         o each executive officer named in the compensation table on page 10; and
         o  all directors and executive officers of the Company as a group.

         Shares of common stock subject to options currently exercisable or exercisable within 60 days of March 7, 2003, are included in computing the percentage ownership of the person holding the options.

                                                                     Amount and Nature              Percentage
                                                                  of Beneficial Ownership         of Outstanding
Beneficial Owners                                                   of Common Stock(1)             Common Stock
-----------------                                                   ---------------                ------------

5% Stockholders:
Wallace R. Weitz & Company                                            12,896,600  (2)                 26.7%
     1125 South 103 Street, Suite 600
     Omaha, Nebraska 68124
Mail-Well 401(k) Savings and Retirement Plan                           2,870,439  (3)                  5.9%
     c/o Mail-Well, Inc.
     8310 S. Valley Hwy., #400
     Englewood, Colorado 80112
FMR Corp.                                                              2,751,100  (4)                  5.7%
     82 Devonshire Street
     Boston, Massachusetts 02109

Mail-Well Employee Stock Ownership Plan                                2,711,934  (3)                  5.6%
     c/o Mail-Well, Inc.
     8310 S. Valley Hwy., #400
     Englewood, Colorado 80112

Directors and Executive Officers:
Paul V. Reilly                                                           995,119  (5)                  2.0%
Thomas E. Costello                                                             0                         0
Frank P. Diassi                                                        1,242,851  (6)                  2.5%
Frank J. Hevrdejs                                                      1,962,211  (7)                  4.1%
Martin J. Maloney                                                              0                         0
David M. Olivier                                                               0                         0
Janice C. Peters                                                          15,597  (8)                     *
Jerome W. Pickholz                                                        78,887  (9)                     *
Alister W. Reynolds                                                        6,597 (10)                     *
Susan O. Rheney                                                           51,176 (11)                     *
Gordon A. Griffiths                                                      142,000 (12)                     *
Robert A. Hart                                                           123,500 (13)                     *
Herbert H. Davis III                                                     137,711 (14)                     *
Michel Salbaing                                                           99,566 (15)                     *
All executive officers and directors of the
Company as a group (21 persons)                                        5,126,868 (16)                 10.6%

-------------------
*Less than 1.0%.
(1) Unless otherwise noted, each stockholder has direct ownership and sole voting and investment power with respect to the shares of common stock shown.
(2) Wallace R. Weitz & Company is an investment adviser. This amount reflects the total shares held by its clients.
(3) Shares held are voted by Putnam Fiduciary Trust Company, as trustee, at the direction of participants.
(4)  Fidelity Management & Research Company, a wholly owned subsidiary of
     FMR Corp., is an investment adviser. This amount reflects the total shares held by its clients.
(5) Includes 26,698 shares held by Mr. Reilly's wife, 696 shares held by a trust benefiting his child of which Mr. Reilly is trustee, stock options for 567,200 shares, 1,823 shares allocated under the ESOP to Mr. Reilly, and 644 shares held by one of his children. Mr. Reilly disclaims beneficial ownership of the 644 shares held by one of his children.
(6) Includes 82,396 shares held by two trusts benefiting members of Mr. Diassi's immediate family, 645,438 shares held by Winged Lion Holdings II L.L.C., which is controlled by Mr. Diassi, 365,617 shares held jointly with Mr. Diassi's wife, 112,000 shares held by Mr. Diassi's children of which he retains sole voting rights, and stock options for 37,400 shares.


                                     7


(7) Includes 19,914 shares held by Mr. Hevrdejs' wife, 350,000 shares held by First Sterling Ventures Corp., which is controlled by Mr. Hevrdejs, and stock options for 37,400 shares.
(8)  Includes stock options for 14,000 shares.
(9)  Includes stock options for 37,400 shares.
(10) Includes stock options for 5,000 shares.
(11) Shares held by the Rheney Living Trust of which Ms. Rheney is a trustee.
(12) Includes 35,000 shares held by Mr. Griffith's wife.
(13) Includes 2,000 shares held by family members of which Mr. Hart disclaims beneficial ownership, and stock options for 47,000 shares.
(14) Includes 20,000 shares held in an individual retirement account and stock options for 17,000 shares.
(15) Includes 966 shares allocated under the ESOP to Mr. Salbaing and stock options for 37,000 shares.
(16) Includes stock options for 876,000 and 6,172 allocated under the ESOP to executive officers.

                 EXECUTIVE OFFICERS AND EXECUTIVE COMPENSATION

EXECUTIVE OFFICERS AND OTHER OFFICERS

         Following are descriptions of the Company's executive officers and certain other officers whom the Company deems to be key employees, including age (as of December 31, 2002), positions with the Company and the business experience during the past five years. The officers hold office until their successors are appointed by the Board of Directors.

Name                               Age           Position(s)
----                               ---           -----------

Paul V. Reilly (1)                  50           Chairman, President and Chief Executive Officer
Gordon A. Griffiths                 60           President and Chief Executive Officer--Commercial Printing
                                                 Division
Robert C. Hart                      66           President and Chief Executive Officer--Envelope Division
Kevin P. Lombardo                   42           President and Chief Executive Officer--PrintXcel Division
Herbert H. Davis III                55           Senior Vice President--Corporate Development and Chief
                                                 Legal Officer
Michel P. Salbaing                  57           Senior Vice President--Finance and Chief Financial Officer
Brian P. Hairston                   45           Vice President--Human Resources
William W. Huffman, Jr.             54           Vice President--Corporate Controller
D. Robert Meyer, Jr.                46           Vice President--Treasurer and Tax
Keith T. Pratt                      57           Vice President--Purchasing
Wayne M. Wolberg                    53           Vice President--General Auditor
Mark L. Zoeller                     43           Vice President--General Counsel and Secretary

-------------------
(1) See "Information Concerning Directors and Nominees" for a biographical summary.

         GORDON A. GRIFFITHS has served as President and Chief Executive Officer--Commercial Printing Division since April 2002. From February 2000 until April 2002, Mr. Griffiths was Chairman and Chief Executive Officer of Pareto Corporation, a Canadian knowledge services provider. He continues to serve as Chairman of Pareto Corporation. In 2000 Mr. Griffiths co-founded the Caxton Group, a marketing services agency, which became a public company in 2001. He was President of St. Joseph Corporation, Canada's largest privately owned printer, from May 1997 until February 2000. Before that Mr. Griffiths was with Quebecor World, the largest North American printer, where he served in various positions including President of Quebecor Printing Canada.

         ROBERT C. HART has served as President and Chief Executive Officer--Envelope Division since October 2000. From 1998 until he joined the Company, he owned his own consulting firm after having spent over thirty years with Riverwood International, a paperboard and packaging company. While at Riverwood, Mr. Hart served as Vice President and Mill Manager, Vice President, Sales and Marketing,

Vice President, and General Manager of Paperboard Operations. As Senior Vice President of the paperboard operation, Mr. Hart directed the operations of three paper mills.

         KEVIN P. LOMBARDO has served as President and Chief Executive Officer--PrintXcel Division since February 2002. From April 1999 until February 2002 he was Chief Financial Officer of the PrintXcel Division. Prior to joining the Company Mr. Lombardo spent four years with the electronic drives division of Emerson Electric as its Vice President of Finance and Administration. Mr. Lombardo has also served in various finance and administrative positions in the automotive, thermoplastics and printing industries.

         HERBERT H. "WOODY" DAVIS III has been Senior Vice President--Corporate Development and Chief Legal Officer since August 2001. Before that, Mr. Davis was in the private practice of law and was a partner at the Denver, Colorado law firm of Rothgerber Johnson & Lyons LLP for over 20 years. Mr. Davis remains "Of Counsel" at Rothgerber Johnson & Lyons LLP.

         MICHEL P. SALBAING has been Senior Vice President--Finance and Chief Financial Officer since November 2000. From 1996 to November 2000, Mr. Salbaing was with Quebecor World, the largest North American printer, where he held a number of positions including Chief Financial Officer of the overall corporation, President and Chief Executive Officer of Quebecor Printing Europe and Senior Vice President and Chief Financial Officer of Quebecor World North America. Before 1996 Mr. Salbaing held various senior financial positions with three large Canadian manufacturing firms and spent eight years with Ernst & Young LLP. Mr. Salbaing is a member of the Canadian Institute of Chartered Accountants.

         BRIAN P. HAIRSTON has been Vice President--Human Resources since August 2002. From April 2001 through August 2002 he was a human resources consultant for a variety of firms. From October 1999 until April 2001 he was Senior Vice President--Human Resources for Kellogg Corporation, a cereal producer. From 1997 to 1999 he served as Vice President--Human Resources for CitiGroup, a financial institution.

         WILLIAM W. HUFFMAN, JR. has been Vice President--Corporate Controller since November 2000. From January 1999 to November 2000 he was Vice President--Chief Financial Officer of the Company's commercial printing division. In 1997 and 1998 he was a financial consultant. Prior to that he served in various financial capacities at Custom Papers Group, a manufacturer of specialty papers, Specialty Coatings International, a manufacturer and converter of specialty paper products, and James River Corporation. Mr. Huffman began his career with the accounting firm of Coopers & Lybrand and is a Certified Public Accountant.

         D. ROBERT MEYER, JR. has been Vice President--Treasurer and Tax since 1998. From 1994 to 1998 Mr. Meyer was a partner in the tax department of the accounting firm of Deloitte & Touche LLP. Mr. Meyer is a licensed attorney, Certified Public Accountant and Certified Financial Planner.

         KEITH T. PRATT has been Vice President--Purchasing since 1998. From 1994 to 1998 Mr. Pratt was Vice President of Material Sourcing and Logistics of Ply Gem Industries, a subsidiary of Nortek, Inc., a building products manufacturer. Before that, Mr. Pratt was responsible for purchasing and logistics with several companies where he held a variety of positions up to the director level.

         WAYNE W. WOLBERG has been Vice President--General Auditor since October 2001. From June 2000 to April 2001 he served as Vice President--Finance of AT&T Broadband. Mr. Wolberg was Vice President and General Auditor of MediaOne from 1996 to 2000. He is a Certified Management Accountant.

         MARK L. ZOELLER has been Vice President--General Counsel and Secretary since January 2003. He joined the Company in 1997 as Corporate Counsel, was Assistant General Counsel from May 2000 to May 2001 and was Vice President--Corporate Development from May 2001 until January 2003. Before 1997 Mr. Zoeller was an associate at the law firm of Rothgerber Johnson & Lyons LLP. He is a licensed attorney.

         There are no arrangements or understandings between the Company's directors or officers, or any other persons, pursuant to which any of the directors have been selected as directors or officers have been selected as officers.

EXECUTIVE COMPENSATION

         The following table sets forth information concerning all compensation received for services rendered for the three years ended December 31, 2002, by the Company's Chief Executive Officer and the four most highly compensated executive officers who were serving as executive officers of the Company or one of the Company's divisions at the end of 2002 and whose total annual salary and bonus exceeded $100,000 in 2002. Due to the effect of current economic conditions on the Company, each of the named executive officers voluntarily decided to take a 10% reduction in their base salaries and to forego their monthly car allowance of $418 effective August 10, 2002, through the end of 2002.

                                          Summary Compensation Table
                                                                                Long-term
                                                                              Compensation
                                            Annual Compensation          -----------------------
                                     ---------------------------------                Securities        All
                                                              Other      Restricted   Underlying       Other
                                                           Annual Com-      Stock      Options        Compen-
Name and                             Salary       Bonus     pensation      Awards      Granted        sation
Principal Position          Year       ($)        ($)(1)       ($)          ($)(2)       (#)            ($)
------------------          ----     ------       ------   -----------   ----------   ----------      -------

Paul V. Reilly,             2002     579,231     192,000      (3)                0            0          0
President and Chief         2001     586,732     180,000(4)   (3)        1,193,100      536,000          0
Executive Officer           2000     425,000           0      (3)                0      210,000          0

Gordon A. Griffiths,        2002     271,176(5)   75,000      (3)          142,500       85,000       9,881(6)
President--Commercial
Printing Division

Robert A. Hart,             2002     325,691      75,000      (3)                0            0          0
President--Envelope         2001     325,000     107,250      (3)          233,700       85,000          0
Division                    2000      74,240           0      (3)                0       75,000          0

Herbert H. Davis III,       2002     313,750      75,000      (3)                0            0          0
Senior Vice President--     2001     132,500           0      (3)          142,500       85,000          0
Corp. Dev. and CLO

Michel P. Salbaing,         2002     325,692      75,000      (3)                0            0          0
Senior Vice President--     2001     325,000     100,000      (3)          233,700      105,000          0
Chief Financial Officer     2000      60,495      70,000      (3)                0       40,000          0

-------------------
(1) Bonus amounts are shown for the year earned and are paid in the following year.
(2) Amounts shown reflect the grant of performance accelerated restricted stock based on the closing sale price per share of the common stock as quoted on the NYSE on December 31, 2002 ($2.50 per share). None of these shares has vested. See "2001 Long-Term Equity Incentive Plan."
(3) None of the named executive officers has received perquisites the value of which exceeded the lesser of either $50,000 or 10% of his total salary and bonus. Perquisites paid include contributions to each person's 401(k) account, tax reimbursements and car allowance.
(4) Due to the impact of current industry and general economic conditions on the Company, Mr. Reilly elected not to accept his 2001 bonus.
(5) $209,133.50 of this amount was paid to Gordon Group Enterprises as a consulting fee. Mr. Griffiths is the sole owner of Gordon Group
    Enterprises.
(6) Reflects relocation expenses.

2001 LONG-TERM EQUITY INCENTIVE PLAN

         In February 2001 the Board adopted the 2001 Long-Term Equity Incentive Plan, which was approved by stockholders in May 2001. The 2001 Plan provides the means by which the Company, through the grant of options and other awards, can:

         o attract and retain key officers, employees and directors of, and consultants to, the Company and its subsidiaries and affiliates;

         o motivate such individuals by means of performance-related incentives to achieve long-range performance goals; and
         o link their compensation to the long-term interests of the Company and its stockholders.

         Upon adoption of the 2001 Plan, the Company's 1994 Stock Option Plan, 1998 Stock Option Plan, 1996 Directors' Stock Option Plan and 1997 Non-Qualified Stock Option Plan were merged into the 2001 Plan, and no longer separately exist. Options outstanding under the old stock option plans continue to be governed by their respective grant agreements but are administered under the 2001 Plan.

         Shares Available for Awards under the 2001 Plan. Under the 2001 Plan, awards may be made in common stock of the Company. Subject to adjustment as provided by the terms of the 2001 Plan, the maximum number of shares of common stock with respect to which awards may be granted under the 2001 Plan is 4,425,000 (which includes 424,717 shares with respect to which awards under the old stock option plans were authorized but not granted). Except as adjusted in accordance with the terms of the 2001 Plan, no more than 4,425,000 shares of common stock authorized under the 2001 Plan may be incentive stock options and no more than 800,000 shares may be awarded as awards other than options.

         Shares of common stock subject to an award under the 2001 Plan or the Company's stock option plans that are cancelled, expire unexercised, forfeited, settled in cash or otherwise terminated without a delivery of shares of common stock to the participant, including shares of common stock withheld or surrendered in payment of any exercise or purchase price of an award or taxes relating to an award, remain available for awards under the 2001 Plan. Shares of common stock issued under the 2001 Plan may be either newly issued shares or shares which have been reacquired by the Company. Shares issued by the Company as substitute awards granted solely in assumption of outstanding awards previously granted by a company acquired by the Company or with which the Company combines ("substitute awards") do not reduce the number of shares available for awards under the 2001 Plan.

         In addition, the 2001 Plan imposes individual limitations on the amount of certain awards in order to comply with Section 162(m) of the Internal Revenue Code of 1986, as amended. Under these limitations, no single participant may receive options or stock appreciation rights, or SARs, in any calendar year that relate to more than 1,500,000 shares of common stock, subject to adjustment in certain circumstances.

         With certain limitations, awards made under the 2001 Plan may be adjusted to prevent dilution or enlargement of benefits or potential benefits intended to be made available under the 2001 Plan in the event of any stock dividend, reorganization, recapitalization, stock split, combination, merger, consolidation, change in laws, regulations or accounting principles or other relevant unusual or nonrecurring event affecting the Company.

         Eligibility and Administration. Current and prospective officers and employees of, and directors of, and consultants to, the Company or its subsidiaries or affiliates are eligible to be granted awards under the 2001 Plan. The 2001 Plan is administered by the Compensation and Human Resources Committee. The Board may amend, alter or discontinue the 2001 Plan, but no amendment or alteration can be made which would impair the rights of any recipient of an award without his consent.

         Stock Options and Stock Appreciation Rights. The committee is authorized to grant stock options, including both incentive stock options, which can result in potentially favorable tax treatment to the participant, and non-qualified stock options. The committee may specify the terms of such grants subject to the terms of the 2001 Plan. The committee is also authorized to grant SARs, either with or without a related option. The exercise price per share subject to an option is determined by the committee but may not be less than the fair market value of a share of common stock on the date of the grant, except in the case of substitute awards. The maximum term of each option or SAR, the times at which each option or SAR will be exercisable, and the provisions requiring forfeiture of unexercised options at or following termination of employment generally are fixed by the committee, except that no option or tandem SAR relating to an option may have a term exceeding ten years. Incentive stock options or related tandem SARs that are granted to holders of more than ten percent of the Company's voting securities are subject to additional restrictions, including a five-year maximum term and a minimum exercise price of 110% of fair market value. The committee may also add an accelerated ownership feature to any option granted. The right to acquire an accelerated option would generally be triggered on exercise of the original option and payment of the option price for the original option in shares held by the option holder. The right to acquire an accelerated option would allow the option holder to receive, when he exercises the option, another option to purchase, at fair market value at the date of grant of the accelerated option, a number of shares of common stock equal to the sum of the number of whole shares delivered by the option holder in payment of the option price of the original option plus the number of whole shares, if any, withheld by the Company as payment for withholding taxes. An accelerated option will expire on the same date that the original option would have expired had it not been exercised. All accelerated options will be non-qualified stock options. As of March 7, 2003, there were non-qualified options for 1,611,705 shares and incentive options for 3,687,595 shares outstanding under the 2001 Plan.

         Restricted Shares and Restricted Share Units. The Compensation and Human Resources Committee is authorized to grant restricted shares of common stock and restricted share units. Restricted shares are shares of common stock subject to transfer restrictions as well as forfeiture on some terminations of employment prior to the end of a restricted period or other conditions specified by the committee in the award agreement. A participant granted restricted shares of common stock generally has most of the rights of a stockholder of the Company with respect to the restricted shares, including the right to receive dividends and the right to vote such shares. None of the restricted shares may be transferred, encumbered or disposed of during the restricted period or until after fulfillment of the restrictive conditions. As of March 7, 2003, the Company had issued 678,582 restricted shares under the 2001 Plan.

         Each restricted share unit has a value equal to the fair market value of a share of common stock on the date of grant. The committee determines, in its sole discretion, the restrictions applicable to the restricted share units. A participant will be credited with dividend equivalents on any vested restricted share units at the time of any payment of dividends to stockholders on shares of common stock. Generally restricted share units may not be transferred, encumbered or disposed of, and such units shall terminate, without further obligation on the part of the Company, unless the participant remains in continuous employment of the Company for the restricted period and any other restrictive conditions relating to the restricted share units are met. As of March 7, 2003, there were no restricted share units outstanding under the 2001 Plan.

         Performance Awards. A performance award consists of a right that is denominated in cash or shares of common stock, valued in accordance with the achievement of certain performance goals during performance periods as established by the committee, and payable at such time and in such form as the committee determines. Performance awards may be paid in a lump sum or in installments following the close of a performance period or on a deferred basis. Termination of employment prior to the end of any performance period, other than for reasons of death or total disability, will result in the forfeiture of the performance award. A participant's rights to any performance award may not be transferred, encumbered or disposed of in any manner, except by will or the laws of descent and distribution.

         Performance awards are subject to certain specific terms and conditions under the 2001 Plan. Performance goals for covered officers are limited to one or more of the following financial performance measures relating to the Company or any of its subsidiaries, operating units or divisions:

         o  earnings before interest, taxes, depreciation and/or amortization;
         o  operating income or profit;
         o  operating efficiencies;
         o  return on equity, assets, capital, capital employed, or investment;
         o  after tax operating income;
         o  net income;
         o  earnings or book value per share;

         o  cash flows;
         o  total sales or revenues or sales or revenues per employee;
         o  production (separate work units);
         o  stock price or total shareholder return;
         o  dividends; or
         o strategic business objectives, consisting of one or more objectives based on meeting specified cost targets, business expansion goals, and goals relating to acquisitions or divestitures; or any combination thereof.

         Each goal may be expressed on an absolute or relative basis and may use comparisons based on internal targets, the past performance of the Company or any subsidiary, operating unit or division of the Company or the past or current performance of other companies. Goals relating to earnings-based measures may use comparisons relating to capital, shareholders' equity, shares outstanding, assets or net assets.

         To the extent necessary to comply with Section 162(m), with respect to grants of performance awards, no later than 90 days after each performance period (or such other time as may be required or permitted by Section 162(m)) begins, the committee will, in writing:

         o select the performance goal or goals applicable to the performance period;
         o establish the various targets and bonus amounts which may be earned for such performance period; and
         o specify the relationship between performance goals and targets and the amounts to be earned by each covered officer for such performance period.

         At the end of each performance period, the committee will certify in writing whether the applicable performance targets have been achieved and the amounts, if any, payable to covered officers for the performance period. In determining the amount earned by a covered officer for a given performance period, subject to any applicable award agreement, the committee shall have the right to reduce (but not increase) the amount payable at a given level of performance to take into account additional factors that the committee may deem relevant to the assessment of individual or corporate performance for the performance period. For any covered officer, the maximum annual number of shares for which all performance awards may be granted under the 2001 Plan is 150,000 and the maximum annual amount of any award settled in cash is $1,000,000.

         Other Stock-Based Awards. The Compensation and Human Resources Committee is authorized to grant any other type of awards that are denominated or payable in, valued by reference to, or otherwise based on or related to shares of common stock. The committee will determine the terms and conditions of any awards consistent with the terms of the 2001 Plan.

         Non-Employee Director Awards. The Board of Directors may provide that all or some of a non-employee director's annual retainer or retainer fees or other awards or compensation be payable in non-qualified stock options, SARs, restricted shares, restricted share units or other stock-based awards, including unrestricted shares, either automatically or at the option of the non-employee directors. The Board of Directors will determine the terms and conditions of any awards, including those that apply upon the termination of a non-employee director's service as a member of the Board of Directors. These grants are administered by the Board of Directors with respect to non-employee directors, including awards made to members of the Compensation and Human Resources Committee.

         The following table shows information concerning stock options granted to each of the named executive officers in 2002 under the 2001 Plan and the potential realizable value for the stock options based on future appreciation assumptions.

                                            Option Grants in 2002

                                                                                           Potential Realizable
                                               % of Total                                     Value at Annual
                             Number of           Options                                      Rates of Stock
                            Securities         Granted to     Exercise                     Price Appreciation(1)
                            Underlying          Employees       Price       Expiration     ---------------------
                          Options Granted        in 2002        ($/sh)         Date           5%($)       10%($)
                          ---------------      ----------     --------      ----------        -----       ------

Paul V. Reilly                        0            --             --             --            --           --
Gordon A. Griffiths              85,000           33.3%         $3.52         11-4-07          0            0
Robert C. Hart                        0            --             --             --            --           --
Herbert H. Davis                      0            --             --             --            --           --
Michel P. Salbaing                    0            --             --             --            --           --

-------------------
(1) Amounts reported in these columns show hypothetical gains that may be realized upon exercise of the options assuming that market price of common stock appreciates at the specified annual rates of appreciation, compounded annually over the terms of the options. These numbers are calculated based on rules promulgated by the Securities and Exchange Commission. Actual gains, if any, depend on the future performance of common stock and overall market conditions.

         The following table sets forth information about the number and value of stock options exercised in 2002 and held at December 31, 2002, by each named executive officer. A stock option is "in-the-money" if the closing market price of the common stock exceeds the exercise price of the stock option.

                              Option Exercises in 2002 and 2002 Year-End Option Values

                                                           Number of Securities
                                                                Underlying                 Value of Unexercised
                                                            Unexercised Options            In-the-Money Options
                              Shares           Value          at 12-31-02 (#)                at 12-31-02 ($)(1)
                            Acquired on      Realized    -------------------------       -------------------------
                           Exercise (#)         ($)      Exercisable/Unexercisable       Exercisable/Unexercisable
                           ------------      --------    -------------------------       -------------------------

Paul V. Reilly                    0             --           533,867/509,465                    10,391/0
Gordon A. Griffiths               0             --                 0/5,000                           0/0
Robert C. Hart                    0             --            47,000/113,000                         0/0
Herbert H. Davis                  0             --            17,000/68,000                          0/0
Michel P. Salbaing                0             --            37,000/108,000                         0/0

-------------------
(1) Represents the difference between the option exercise price and the closing sales price per share of the common stock as quoted on the NYSE on December 31, 2002 ($2.50 per share).

         The following table sets forth information concerning performance accelerated restricted stock granted to the named executive officers in 2002 under the 2001 Plan.

                                2001 Long-Term Incentive Plan Awards in 2002

                                                         Number of Shares,                Performance or
                                                       Units or Other Rights            Other Period Until
Name                                                            (#)                     Maturation or Payout
----                                                   ---------------------            --------------------

Paul V. Reilly                                                     0                              --
Gordon A. Griffiths                                           57,000                             (1)
Robert C. Hart                                                     0                              --
Herbert H. Davis                                                   0                              --
Michel P. Salbaing                                                 0                              --

-------------------
(1) 50% of the performance accelerated restricted stock will vest in November 2007 and 50% will vest in November 2008. Vesting may be earlier if the price of the Company's common stock increases to certain levels for at least 20 consecutive trading days. The stock is held in escrow with an independent financial institution until they vest. The named executive officer retains rights as a shareholder over the unvested stock held in escrow, including the rights to vote the shares and receive any cash dividends.

EXECUTIVE AGREEMENTS

         Employment and Executive Severance Agreement. In March 2003 the Company entered into an Employment and Executive Severance Agreement with Mr. Reilly. This agreement provides that if his employment with the Company is terminated under certain circumstances not constituting "cause" Mr. Reilly will receive a lump sum payment equal to two years' salary and bonus, and if terminated under certain circumstances on or in anticipation of a change of control, Mr. Reilly will receive an additional lump sum payment equal to one years' salary. Mr. Reilly would also receive reimbursement of post-termination medical premiums under COBRA, as well as any salary or other benefits owed to him under the Company's various employee benefit plans and programs at the time of termination.

         Change in Control/Severance Agreements. In March 2002 the Company entered into a Change in Control Agreement with Mr. Griffiths. This agreement provides that if his employment with the Company is terminated as a result of or in anticipation of a change in control, Mr. Griffiths will receive a lump sum payment equal to one years' base salary in effect at termination. Mr. Griffiths would also receive any salary or other benefits owed to him under the Company's various employee benefit plans and programs at the time of termination.

         In June 2001 the Company entered into Severance Agreements with Messrs. Salbaing and Hart. These agreements provide that if the executive's employment with the Company is terminated in certain circumstances on, after or in anticipation of a change of control of the Company, the executive shall receive:

         o a lump sum payment at termination of employment equal to two years of the executive's base salary plus two years' target annual bonus plus the target bonus for the portion of the year completed prior to termination;
         o reimbursement of post-termination medical and dental premiums paid under COBRA; and
         o  reimbursement of up to $10,000 for outplacement services.

         Both agreements include covenants from the executive not to compete with the Company during his employment and for a period of two years after he leaves the Company.

         Loan to Mr. Salbaing. During 2001 the Company loaned $100,000 to Mr. Salbaing to help him purchase a home in Colorado as part of his relocation. The loan bears interest at 5% and is due upon the earliest to occur of Mr. Salbaing's cessation of employment with the Company, his sale of certain real property located in Canada or, if the loan becomes secured by Mr. Salbaing's home in Colorado, his sale of that home.

EMPLOYEE BENEFITS

         Bonus Plan. The Board of Directors adopted a Cash Bonus Incentive Plan which provides bonus compensation to named executives and other key employees. The Bonus Plan is designed to promote achievement of the Company's financial goals by making a portion of the designated participants' compensation depend upon the achievement of EBITDA goals established by the Board under the Bonus Plan and the achievement of individual performance objectives. Participants must be employed on the date the incentive payments are distributed in order to receive any payment under the Bonus Plan. The Bonus Plan is further described in the "Compensation and Human Resources Committee Report on Executive Compensation."

         401(k) Savings Retirement Plan. The Company's subsidiary, Mail-Well I Corporation, has maintained a 401(k) Savings and Retirement Plan since 1994 for non-union employees. U.S. based, union-free employees of Mail-Well I Corporation, or of an affiliate that has adopted the plan, and who is classified as an employee expected to work a minimum of 1,000 hours per year are eligible to participate in the plan. For 2003 a participant can contribute to the plan up to the lesser of $12,000 or 50% of his compensation. Per IRS regulations, a maximum of $200,000 is considered for purposes of plan contributions. All contributions are not included in participant's current taxable income. During 2003 the Company will make a matching contribution to participant accounts equal to 50% of the participant's contributions, up to a maximum of 6% of the participant's compensation. The Company may also make an additional discretionary contribution to each eligible employee who has at least one year of service and is employed on the last day of the year for which the contribution is calculated.

         Mail-Well I Corporation also sponsors a 401(k) Savings and Retirement Plan for union employees. Eligibility for participation and the amount of employer match for this plan are determined according to the applicable collective bargaining agreements.

         Plan assets are held in trust. A plan participant can direct the investment of his contributions and the matching contributions into one of twelve mutual funds and other investment vehicles, one of which is Company common stock. Participant contributions to the plan are always fully vested. Company contributions including match, non-discretionary and discretionary contributions vest at a rate of 20% for each year of service completed by the participant. Generally, a participant's vested plan benefit is distributable upon his retirement, disability, death or other separation from employment.

         Employee Stock Ownership Plan. Mail-Well I Corporation has also maintained an Employee Stock Ownership Plan since 1994. The ESOP has been amended to "freeze" both participation and future contributions to the plan. Participants with current balances will maintain their ESOP account and distributions will continue to be allowed at retirement, disability, death or other termination from employment. A participant's ESOP account will continue to become non-forfeitable in increments of 20% for each year of service completed by the participant. Amounts that are forfeited from a partially vested participant's account are allocated to the remaining participants' accounts as an additional contribution or used to offset administration expenses. ESOP monies are held in trust and primarily invested in the Company's common stock.

         Key Employee Share Option Plan. Mail-Well I Corporation has maintained a Key Employee Share Option Plan since 1997. The KEYSOP is a nonqualified stock option plan and is not intended to be covered by the provisions of the Employee Retirement Income Security Act of 1974.

   COMPENSATION AND HUMAN RESOURCES COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         Decisions on compensation for the Company's executive officers for the year ending December 31, 2002, were made by the two-member Compensation and Human Resources Committee of the Board. Each member of the committee is an outside director. No member of the committee has ever been an officer or employee of the Company or any of its subsidiaries. The committee is responsible for establishing and administering the policies that govern the annual compensation and stock ownership programs for the Company's executive officers and key employees.

COMPENSATION PHILOSOPHY

         The Company's executive compensation policies are designed to:

         o align compensation with the Company's annual and long-term performance goals;
         o  attract and retain a highly qualified and motivated management team;
         o  reward individual performance; and
         o link the interests of the executive officers directly with those of shareholders through the use of stock-based incentives as a compensation vehicle.

         These policies are being implemented by setting salaries and incentive levels for executives which are at or above the targeted mid-point for salaries and bonuses given to executives in similar positions with total compensation packages, including grants of stock options and performance accelerated restricted shares of stock, designed with the goal of compensating the executives at a level above the mid-point for total gain opportunities received by counterparts at similar companies. This compensation program requires commensurate performance levels, emphasizes long-term incentives that will encourage executives to maintain their focus on long-term shareholder interests, and is designed to attract and retain top executive talent.

COMPONENTS OF COMPENSATION

         Total compensation for each executive officer is set by the committee at levels which it believes are competitive in relation to companies of similar type and size based on a study and recommendations provided by an independent compensation consultant. The components of executive compensation include salary, the Bonus Plan discussed above, equity participation in the Company in the form of options to purchase common stock and, in some cases, a grant of performance accelerated restricted stock. Compensation for executive officers of the Company is usually set by the committee in February or March of each year for that year. To develop and implement the Company's strategic plan, some executive officers received severance and non-competition agreements as more fully described under "Executive Agreements."

         Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public corporations for compensation over $1,000,000 paid for any fiscal year to the corporations' chief executive officer and four other most highly compensated executive officers as of the end of any fiscal year. However, the statute exempts qualifying performance-based compensation from the deduction limit if certain requirements are met.

         The committee believes it is in the Company's best interest to attempt to structure performance-based compensation, including stock option grants, restricted shares and incentive plan payments, to executive officers who may be subject to Section 162(m) in a manner that satisfies the statute's requirements. However, the committee also recognizes the need to retain flexibility to make compensation decisions that may not meet Section 162(m) standards when necessary to enable the Company to meet its overall objectives, even if the Company may not deduct all of the compensation. Accordingly, the Board and the Compensation and Human Resources Committee have expressly reserved the authority to award non-deductible compensation in appropriate circumstances. Further, because of ambiguities and uncertainties as to the application and interpretation of
Section 162(m) and the related regulations, no assurance can be given, notwithstanding the Company's efforts, that compensation intended by the Company to satisfy the requirements for deductibility under Section 162(m) does in fact do so.

         Base Salary. The committee reviews the salaries of the executive officers annually. The committee's policy is to fix base salaries, with commensurate performance requirements, at levels at or above the mid-point for amounts paid to senior executives with comparable qualifications, experience and responsibilities at other companies of similar size who are engaged in a business similar to that of the Company. Salary recommendations are submitted annually to the committee by the Chairman of the Board and Chief Executive Officer. In determining salary compensation, the committee takes into account financial and operating performance versus the Company's internal operating plan and external benchmarking data, as well as management's accomplishment of certain long-term and short-term strategic goals.

         In addition, the base salaries take into account the individual's experience within the industry, with the Company and its predecessors and/or within the profession, and their adherence to the values of the Company. The committee believes that compensation for its executive officers has been competitive, appropriate and comparable to similarly situated companies.

         Based on its evaluation of these factors, the committee believes that senior management is dedicated to achieving long-term financial improvements and that the compensation policies, plans and programs administered by the committee contribute to management's commitments. The committee tries to consider all of these factors when it renders its compensation decisions. However, the committee recognizes that its decisions are primarily subjective in nature. The committee does not assign any specified weight to the criteria it considers.

         The committee's recommendations are offered to the full Board of the Company which then approves, amends or rejects them.

         Long-Term Incentives. The Company believes that the interests of stockholders and the Company's key employees, including officers and directors, are more closely aligned when key employees are provided an opportunity to acquire a proprietary interest through ownership of common stock. Officers, directors and other key employees are granted options under the Company's stock option plan to purchase common stock. Certain key employees were, in 2002, granted restricted stock for retention purposes and to motivate accomplishment of the Company's strategic goals. To date, the Company has only granted stock options at a price equal to or greater than fair market value. The number of options granted by the committee is based on the committee's evaluation of:

         o the anticipated performance requirements and potential contributions of each employee;
         o  each employee's current equity participation in the Company; and
         o  recommendations of senior management.

         In 2002 the committee granted options representing 85,000 shares of common stock and 57,000 shares of restricted stock to one executive officer as part of a recruitment package. This grant of stock options and restricted stock was made to further align the interests of this executive officer with that of shareholders by providing incentives to achieve the long-range goals of the Company.

         Incentive Compensation. Incentive compensation is paid to officers under the Company's Bonus Plan. Incentive compensation is ordinarily paid as a percentage of each executive's base salary and is based on the level of attainment of EBITDA goals established by the Board under the Bonus Plan and the achievement of individual performance objectives. The components that are considered in paying incentive compensation to the executive officers include profitability and growth of the Company and the officer's job performance. Due to the Company's performance, none of the named executive officers was paid the portion of their incentive bonus based on EBITDA goals under the Bonus Plan for 2002.

CHIEF EXECUTIVE OFFICER COMPENSATION

         Mr. Reilly, the Chief Executive Officer and Chairman of the Board of the Company, did not receive an increase in his base salary in 2002. Due to the impact of current industry and general economic conditions on the Company and its employees, Mr. Reilly elected not to accept his 2001 bonus, which would have been paid in 2002. In August 2002
Mr. Reilly voluntarily decided to reduce his salary by 10% through the remainder of 2002. Mr. Reilly was eligible for an incentive payment of $192,000 under the 2002 Bonus Plan for 2002 results. In 2002 the committee did not grant any options for shares of common stock or shares of performance accelerated restricted stock to Mr. Reilly under the 2001 Plan.

CONCLUSION

         In summary, the committee believes that its policy of linking executive compensation to Company performance was met. The committee believes that the Company's compensation levels adequately reflect its philosophy. In addition, the committee believes that the Company's executive compensation programs and policies are supportive of its overall objective to enhance stockholder value through the profitable management of its operations.

                                                Janice C. Peters (Chairperson)
                                                Alister Reynolds

                          STOCK PRICE PERFORMANCE GRAPH

         The following graph presents the cumulative total quarterly stockholder return (assuming reinvestment of dividends, if any) from investing $100 on December 31, 1997, in each of:

         o  the Company's common stock;

         o  Standard & Poor's 500 Index; and

         o a Company-chosen peer group, weighted by market capitalization, which includes Consolidated Graphics, Inc., Deluxe Corporation,
            R. R. Donnelley & Sons Company, Wallace Computer Services, Inc. and Standard Register Company. The Company's common stock is listed on the New York Stock Exchange.

                              [PERFORMANCE GRAPH]

                             MAIL-WELL          PEER GROUP          S&P 500
                           -------------      --------------      -----------

            31-Dec-97         100.00              100.00            100.00
            31-Mar-98         346.95              129.29            145.58
            30-Jun-98         397.33              139.30            149.82
            30-Sep-98         156.87              109.88            134.38
            31-Dec-98         209.54              137.03            162.43
            31-Mar-99         245.04              106.04            169.98
            30-Jun-99         296.56              123.87            181.39
            30-Sep-99         254.20              101.62            169.49
            31-Dec-99         247.33               88.14            194.14
            31-Mar-00         159.16               77.61            198.02
            30-Jun-00         158.02               80.17            192.21
            30-Sep-00          87.02               85.43            189.82
            31-Dec-00          79.01               94.36            174.46
            31-Mar-01          89.40               92.66            153.32
            30-Jun-01          77.86              104.26            161.79
            30-Sep-01          67.79              101.23            137.55
            31-Dec-01          75.11              115.15            151.70
            31-Mar-02          33.16              109.72            122.52
            30-Jun-02          27.46              101.05            105.70
            30-Sep-02           5.49               94.64             87.06
            31-Dec-02          13.20               90.78             93.95

                          COMPLIANCE WITH SECTION 16(a)

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers and holders of more than 10% of the common stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of the common stock. Based solely upon a review of Forms 3, 4 and 5 and related amendments furnished to the Company for the year ended December 31, 2002, to the best of the Company's knowledge, the Company's directors, officers and holders of more than 10% of its common stock complied with all Section 16(a) filing requirements, except that Mr. Pickholz was inadvertently one day late with one Form 4 filing.

                        PROPOSAL 1--ELECTION OF DIRECTORS

         Ten directors will be elected at the meeting to hold office until the Company's 2004 annual meeting of stockholders or until his or her respective successor has been elected and qualified. All of the ten nominees are currently directors of the Company. Ms. Rheney and Messrs. Costello, Maloney and Olivier were appointed to the Board in February 2003. The Board has no reason to anticipate that any nominee will decline or be unable to serve as a director. If any nominee does decline or is unable to serve, proxies may be voted for the election of a substitute nominee or the Board may reduce the number of directors to be elected.

         The shares of common stock represented by the enclosed proxy will be voted to elect the ten nominees named below to the Board unless a vote is withheld from one or more individual nominees. If any nominee becomes unavailable for any reason, or if a vacancy should occur before election, shares represented by the enclosed proxy may be voted for such other person as may be determined by the holders of the proxy. The simple majority vote of shares voting is required for election of directors. Assuming a quorum is present, the ten nominees receiving the highest number of affirmative votes will be elected as directors.

         THE BOARD RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF: PAUL V. REILLY,
                                            ---
THOMAS E. COSTELLO, FRANK P. DIASSI, FRANK J. HEVRDEJS, MARTIN J. MALONEY, DAVID
M. OLIVIER, JANICE C. PETERS, JEROME W. PICKHOLZ, ALISTER W. REYNOLDS AND SUSAN
O. RHENEY.

          PROPOSAL 2--RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

         The Audit Committee selected Ernst & Young LLP as its independent auditors for the fiscal year ended December 31, 2003. At the meeting, stockholders will be asked to ratify the appointment of Ernst & Young LLP as the Company's independent auditors. Management recommends that Ernst & Young LLP be ratified as the principal accounting firm to be utilized by the Company for the year ending December 31, 2003.

         The Company anticipates that representatives of Ernst & Young LLP will attend the annual meeting for the purpose of responding to appropriate questions. At the meeting, the representatives of Ernst & Young LLP may make a statement if they so desire.

AUDIT FEES

         Ernst & Young LLP's fees for professional services rendered for the audit of the Company's consolidated financial statements for the year ended December 31, 2002, and its reviews of the financial statements included in the Company's Forms 10-Q for 2002 were $716,000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

         No fees were paid to Ernst & Young LLP during 2002 for financial information systems design and implementation services.

ALL OTHER FEES

         Other fees paid to Ernst & Young LLP in 2002 totaled $688,000, including $621,000 of audit related services and $67,000 of tax services. Audit related services consisted primarily of audits of separate subsidiary financial statements, audits of employee benefit plans and debt registration statements filed with the Securities and Exchange Commission, and accounting research.

AUDITOR INDEPENDENCE

         The Audit Committee has considered the effect that provision of the services described under "Financial Information Systems Design and Implementation Fees" and "All Other Fees" may have on the independence of Ernst & Young LLP. The Audit Committee has determined that provision of those services is compatible with maintaining the independence of Ernst & Young LLP as the Company's principal auditor.

REPORT OF THE AUDIT COMMITTEE

         The Audit Committee is composed entirely of non-management directors. In 2002 the Audit Committee met formally four times and held ten conference calls to review earnings-related press releases, reports to the Securities and Exchange Commission and proxy materials, and to address corporate governance matters relating to the Sarbanes-Oxley Act of 2002.

         The Audit Committee has reviewed the provisions of the Sarbanes-Oxley Act, the new and proposed rules of the Securities and Exchange Commission and the proposed new listing standards of the New York Stock Exchange. Based on this review, the Audit Committee has taken steps to implement voluntarily many of the proposed new rules and listing standards. In particular, the Audit Committee adopted a revised Charter in October 2002, which was subsequently ratified by the full Board in February 2003. The full responsibilities of the Audit Committee are set forth in its revised Charter, a copy of which is attached to this proxy statement as EXHIBIT A.

         The Audit Committee also continues to follow the substance of the procedures recommended in the report of the Blue Ribbon Committee on Improving the Effectiveness of Corporate Audit Committees, sponsored by the major securities markets, issued in February 1999.

         At each of its four regular meetings in 2002 the Audit Committee met with the senior members of the Company's financial management team, its Vice President and General Auditor, its Sr. Vice President--Corporate Development and Chief Legal Officer and its independent auditors. During 2002 the committee also met periodically with the Chief Financial Officers and Controllers of its operating segments. The committee also engaged independent legal counsel to review, assess and make recommendations on procedures required by the Sarbanes-Oxley Act.

         The Audit Committee's meeting agenda is established by the Audit Committee's chairperson and the Vice President and General Auditor. The Audit Committee had a private session at each of its four regularly scheduled meetings with the Company's independent auditors and, separately, with the Vice President and General Auditor, at which candid discussions of financial management, accounting and internal control issues took place.

         The Audit Committee selected Ernst & Young LLP as the Company's independent auditors and reviewed with the Company's financial managers, the independent auditors and the Vice President and General Auditor:

         o  the Company's overall audit scopes and plans;
         o  the results of internal and external audit examinations;
         o  evaluations by the auditors of the Company's internal controls; and
         o  the quality of the Company's financial reporting.

         Management has reviewed the audited financial statements in the Annual Report for 2002 with the Audit Committee including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. In addressing the quality of management's accounting judgments, members of the Audit Committee asked for management's representations that the audited consolidated financial statements of the Company have been prepared in conformity with generally accepted accounting principles and have expressed to both management and auditors their general preference for conservative policies when a range of accounting options is available.

         In its meetings with representatives of the independent auditors, the Audit Committee asks them to address, and discuss their responses to, several questions that the Audit Committee believes are particularly relevant to its oversight. These questions addressed the following matters, among others:

         o Whether there are any significant accounting judgments made by management in preparing the financial statements that would have been made differently had the auditors themselves prepared and been responsible for the financial statements;

         o Whether, based on the auditors' experience and their knowledge of the Company, the Company's financial statements fairly present to investors, with clarity and completeness, the Company's financial position and performance for the reporting period in accordance with generally accepted accounting principles and disclosure requirements of the Securities and Exchange Commission;

         o Whether, based on the auditors' experience and their knowledge of the Company, the Company has implemented internal controls and internal audit procedures that are appropriate for the Company; and

         o Whether they had discovered any accounting adjustments made by management during the year that would have been more properly reflected in prior year results.

         The Audit Committee believes that by focusing its discussions with the independent auditors, it can promote a meaningful dialogue that provides a basis for its oversight judgments.

         The Audit Committee also discussed with the independent auditors other matters required to be discussed by the auditors with the Audit Committee under Statement on Auditing Standards No. 61 (communication with audit committees). The Audit Committee received and discussed with the auditors their annual written report on their independence from the Company and its management, which is made under Independence Standards Board Standard No. 1 (independence discussions with audit committees), and considered with the auditors whether non-audit services provided by them to the Company during 2002 was compatible with the auditors' independence.

         In performing all of these functions, the Audit Committee acts in an oversight capacity. While the Audit Committee reviews the quarterly and annual financial statements in its oversight role, the committee relies on the work and assurances of the Company's management, which has the primary responsibility for financial statements and reports, and of the independent auditors, who, in their report, express an opinion on the conformity of the Company's annual financial statements to generally accepted accounting principles.

         In reliance on these reviews and discussions, and the report of the independent auditors, the Audit Committee has recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2002, for filing with the Securities and Exchange Commission.

                                              Jerome W. Pickholz (Chairperson)
                                              Frank P. Diassi
                                              Alister Reynolds

REQUIRED VOTE

         Ratification of the selection of Ernst & Young LLP as the Company's independent auditors requires the affirmative vote of a majority of the outstanding shares of common stock present, in person or by proxy, and entitled to vote at the annual meeting.

         THE BOARD RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE
                                            ---
SELECTION OF ERNST & YOUNG LLP AS THE COMPANY'S AUDITORS FOR 2003.

                     STOCKHOLDER PROPOSALS FOR 2004 MEETING

         Proposals of stockholders that are intended to be presented at the Company's 2004 annual meeting of stockholders must be received by the Company at its principal executive offices not later than October 31, 2003, in order to be included in the proxy statement and form of proxy relating to the annual meeting. The 2004 Annual Meeting is currently scheduled for April 28, 2004. The Company's Board of Directors will consider stockholder proposals submitted for the meeting. A proposal that does not supply adequate information about the proposal and the stockholder making the proposal will be disregarded.

                                   OTHER ITEMS

         The Board does not intend to present further items of business to the meeting and knows of no such items, which will or may be presented by others. However, if any other matter properly comes before the meeting, the persons named in the enclosed proxy form will vote thereon in such manner as they may in their discretion determine.

                                   By Order of the Board of Directors,

                                   Mark L. Zoeller
                                   Vice President-General Counsel and Secretary

Englewood, Colorado
March 17, 2003

                                                                   EXHIBIT A


                           AUDIT COMMITTEE CHARTER

PURPOSE AND SCOPE
The purpose of the Audit Committee (sometimes referred to herein as the "Committee") is to assist the Board of Directors (sometimes referred to herein as the "Board") of Mail-Well, Inc. (the "Company") in fulfilling its oversight responsibilities. The Audit Committee shall be directly responsible for the appointment, compensation, and oversight of the work of the Company's independent auditors (including resolution of disagreements between management and the independent auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The Audit Committee's primary duties and responsibilities are to:

o Monitor the integrity of the Company's financial statements, including the financial reporting process;
o Monitor the Company's systems of internal controls regarding finance, accounting, and legal and regulatory compliance;
o Monitor the independence and performance of the Company's financial executives, independent auditors and internal audit department; and
o Provide an avenue of communication among the independent auditors, management, the internal audit department and the Board of Directors.


The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities and it has direct access to the independent auditors as well as anyone in the organization. The Audit Committee shall prepare an annual report to shareholders as required by the Securities and Exchange Commission, to be included in the Company's annual proxy statement.

The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Article III of this Charter.

AUDIT COMMITTEE COMPOSITION AND MEETINGS
Audit Committee members shall meet the independence, experience and expertise requirements of the Securities Exchange Act of 1934, including the Sarbanes-Oxley Act of 2002 ("Sarbanes"), as well as all applicable rules and regulations of the New York Stock Exchange (the "NYSE") and the Securities and Exchange Commission (the "SEC"). The Audit Committee shall be comprised of three or more directors. All members of the Committee shall have a basic understanding of finance and accounting practices and be able to read and understand fundamental financial statements, and at least one member of the Committee shall have accounting or related financial management expertise.

The members of the Committee shall be appointed by the Board on the recommendation of the Nominating and Corporate Governance Committee to serve for one year or until their successors shall be duly elected and qualified. Unless a Chairperson is elected by the full Board, the members of the Committee may designate a Chairperson by majority vote of the full Committee membership. Audit Committee members may be removed and replaced by the Board.

The Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Audit Committee Chairperson shall prepare and/or approve an agenda in advance of each meeting. The Committee shall meet privately in executive session at least semi-annually with management, the director of the internal audit department, the independent auditors and as a committee to discuss any matters that the Committee or each of these groups believe should be discussed. In addition, the Committee, or at least its Chairperson, shall communicate with management and the independent auditors quarterly to review the Company's financial statements and significant findings based upon the auditors' limited review procedures.

RESPONSIBILITIES AND DUTIES
     A.   General Committee Authority and Responsibilities.
          ------------------------------------------------
          1. The Committee shall review and reassess the adequacy of this Charter at least annually. The Committee shall submit this Charter to the Board of Directors for approval and have the document published at least every three years in accordance with SEC regulations.
          2.   The Committee annually shall review its own performance.
          3. The Committee may form and delegate authority to subcommittees consisting of one or more members of the Committee when appropriate.
          4. The Committee shall have the authority, without seeking Board approval, to retain independent counsel and other advisors as the Committee determines necessary to carry out its duties. As determined by the Committee, the Company shall provide appropriate funding for payment of compensation to any such advisors.
          5. The Committee may request that any officer or employee of the Company, or the Company's outside counsel or independent auditors, attend any meeting of the Committee or meet with any members of, or advisors to, the Committee.
          6. The Committee shall obtain reports from the Company's management, senior internal audit executive and independent auditors that the Company and its subsidiaries are in compliance with applicable legal requirements.
          7. The Committee shall maintain minutes of meetings and report to the Board of Directors on significant results of the foregoing activities at the next scheduled meeting of the Board following the meeting of the Audit Committee.
          8. The Committee shall advise the entire Board on a regular basis with respect to the Company's financial policies and procedures regarding compliance with applicable laws and regulations, as well as the performance of the independent auditors and internal audit function, and the independence of the independent auditors.
          9. The Committee shall perform such other activities consistent with this Charter, the Company's by-laws and governing law, as the Committee or the Board deems necessary or appropriate.

     B.   Financial Statement and Disclosure Matters.
          ------------------------------------------
          1. The Committee shall review the Company's annual and quarterly financial statements, including any certification, report, opinion or review rendered by the independent auditors, and including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations."
          2. The Committee shall review with financial management and the independent auditors the Company's financial information and earnings guidance provided to analysts and rating agencies, and the Company's earnings press releases (paying particular attention to any use of "pro forma" or "adjusted" non-GAAP information). These reviews and discussions may be done generally (i.e., discussion of the types of information to be disclosed and the type of presentation to be made) rather than with respect to each release and each instance of guidance.
          3. The Committee shall consider the integrity of the Company's financial reporting and operational processes and controls, in consultation with management, the independent auditors and the internal auditors. The Committee shall discuss significant financial risk exposures and the steps management has taken to monitor, control and report such exposures.
          4. The Committee shall establish procedures to ensure that the Company's filed financial reports comply with the enhanced financial disclosure requirements regarding material correcting adjustments, off-balance sheet transactions and pro forma figures, as set forth in Section 401 of Sarbanes and rules to be promulgated by the SEC.

          5. The Committee shall review significant findings prepared by the independent auditors in connection with the preparation of quarterly and annual financial statements, together with management's responses.
          6. The Committee quarterly shall review and discuss the following:
               a. Major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company's selection or application of accounting principles, and major issues as to the adequacy of the Company's internal controls and any special audit steps adopted in light of material control deficiencies;
               b. Analyses prepared by management and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements; and
               c. The effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company.
          7. The Committee shall review with the Board any issues that arise with respect to the quality and integrity of the Company's financial statements.

     C.   Oversight of the Company's Relationship with the Independent Auditors.
          ---------------------------------------------------------------------
          1. The independent auditors shall be directly accountable to the Audit Committee and the Board of Directors. The Committee shall review the qualifications, independence and performance of the independent auditors. In connection with this review, the Committee shall:
               a. Assure regular rotation of the lead audit partner in accordance with applicable law;
               b. Consider whether, in order to assure continuing auditor independence, there should be a regular rotation of the firm of independent auditors; and
               c. Annually (or more frequently) review and discuss with the independent auditors all significant relationships they have with the Company that could impair the auditors' independence.
               The Committee shall present its conclusions to the Board and, if so determined by the Committee, recommend that the Board take additional action to satisfy itself as to the qualifications, independence and performance of the independent auditors.
          2. The Committee annually shall receive from the independent auditors written certification that their firm is registered with the Public Company Accounting Oversight Board (the "Oversight Board") to the extent such registration is required under Sarbanes.
          3. The Committee shall receive from the independent auditors, prior to approving the appointment of the independent auditors for audit services, written confirmations of the following:
               a. Neither the auditor having primary responsibility for the audit nor the auditor responsible for reviewing the audit has performed audit services for the Company in each of the five previous fiscal years of the Company;
                    and
               b. None of the CEO, CFO or Controller was employed by the independent auditors and participated in any capacity in the audit of the Company during the one-year period preceding the date of the initiation of the audit.
          4. The Committee shall receive annually from the independent auditors a report describing:
               a.   Their firm's internal quality-control procedures; and
               b. Any material issues raised by the most recent internal quality-control review, or peer review, or any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by their firm, and any steps taken to deal with any such issues.

          5. The Committee annually shall retain the independent auditors on terms approved by the Committee, and pre-approve any audit services and fees therefor, and discharge the independent auditors when circumstances warrant.
          6. The Committee shall ensure that the independent auditors do not provide for the Company any non-audit services prohibited by applicable law or rules of the New York Stock Exchange.
          7. The Committee shall approve in advance the engagement of the independent auditors for any permitted non-audit services, as well as the fees and other compensation to be paid to the independent auditors in connection with such non-audit services. The Committee shall communicate all such approvals to the Company's management for disclosure in the appropriate periodic report of the Company to the SEC. The authority to grant the approvals required under this section may be delegated to any one or more members of the Committee (each, an "Approving Member"). Each Approving Member shall present to the full Committee any approvals made by such Approving Member since the last meeting of the Committee.
          8. The Committee shall review the independent auditors' audit plan prior to the audit, and shall discuss with the independent auditors their scope, staffing, locations, reliance upon management and internal audit, and general audit approach.
          9. The Committee shall receive from the independent auditors timely reports respecting:
               a.   All critical accounting policies and practices to be
                    used;
               b. All alternative treatments of financial information within generally accepted accounting principles that have been discussed with the Company's management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors; and
               c. Other material written communications between the independent auditors and the Company's management, such as any management letter or schedule of unadjusted differences.
          10. The Committee shall discuss the results of the audit with the independent auditors prior to releasing the year-end earnings, including matters required to be communicated to audit committees in accordance with Statement of Auditing Standards No. 61. Further to this point, the Committee shall discuss with the independent auditors:
               a. Any changes to the audit plan, restrictions on scope of activities and observations of control weaknesses;
               b.   Any audit problems or difficulties and management's
                    response;
               c. The adoption of, or changes to, the Company's significant auditing and accounting principles and practices as suggested by the independent auditors, internal audit department or management;
               d. Any "management" or "internal control" letter issued, or proposed to be issued, by the independent auditors and the Company's response to such letter.
          11. The Audit Committee shall discuss with the national office of the independent auditors any issues on which such office was consulted by the Company's audit team and matters of audit quality and consistency.
     D.   Oversight of the Company's Internal Audit Function.
          --------------------------------------------------
          1. The internal audit department shall be responsible to senior management, but have a direct reporting responsibility to the Board of Directors through the Committee. The Committee shall review the appointment, performance and replacement of the senior internal audit executive. Changes in the senior internal audit executive shall be subject to committee approval.
          2. The Committee shall review the annual internal audit plan, staffing and audit costs.

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

          3. The Committee shall discuss with the independent auditors the internal audit responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit.
          4. The Committee shall review significant reports prepared by the internal audit department together with management's responses and follow-up to these reports.
          5. The Committee shall review with the Board any issues that arise with respect to the performance of the internal audit function.
     E.   Compliance Oversight Responsibilities.
          -------------------------------------
          1.   The Committee shall establish procedures for the following:
               a. The receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and
               b. The confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.
          2. The Committee quarterly (or more frequently) review with the Company's internal and/or external counsel, any legal matters that could have a significant impact on the organization's financial statements, the Company's compliance with applicable laws and regulations and inquiries received from regulators or governmental agencies.
          3. The Committee annually shall receive reports from management, the senior internal audit executive and the independent auditors that the Company and its subsidiaries are in conformity with applicable legal and regulatory requirements and the Company's Code of Business Conduct and Ethics.
          4. The Committee shall review with the Board any issues that arise with respect to the Company's compliance with legal and regulatory requirements and with the Company's Code of Business Conduct and Ethics.
          5. The Committee regularly shall review reports and disclosures of insider and affiliated party transactions.
          6. The Committee shall discuss with management and the independent auditors any correspondence with regulators or governmental agencies and any employee complaints or published reports that raise material issues regarding the Company's financial statements or accounting policies.

LIMITATION ON AUDIT COMMITTEE'S ROLE
While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the duties of the Company's management and independent auditors.

[MAIL-WELL LOGO]

MAIL-WELL, INC.
8310 S. VALLEY HWY. #400
ENGLEWOOD, CO 80112


VOTE BY INTERNET - www.proxyvote.com
                   -----------------
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site. You will be prompted to enter your 12-digit Control Number which is located below to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call. You will be prompted to enter your 12-digit Control Number which is located below and then follow the simple instructions the Vote Voice provides you.

VOTE BY MAIL -
Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Mail-Well, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.




TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
                            MWIINC           KEEP THIS PORTION FOR YOUR RECORDS
-------------------------------------------------------------------------------
                                            DETACH AND RETURN THIS PORTION ONLY
            THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
===============================================================================
MAIL-WELL, INC.

     UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE FOLLOWING
                                                          ---
     ITEMS:

     (1) To elect as directors the nominees listed below.
         Paul V. Reilly, Thomas E. Costello, Frank P. Diassi, Frank J. Hevrdejs, Martin J. Maloney, David M. Olivier, Janice C. Peters, Jerome W. Pickholz, Alister W. Reynolds, and Susan O. Rheney


         FOR   WITHHOLD   FOR ALL
         ALL     ALL      EXCEPT

         / /     / /        / /

         To withhold authority to vote, mark "For All Except" and write the nominee's name on the line below.

         ----------------------------------------------

     VOTE ON PROPOSALS

     (2) To ratify the selection of Ernst & Young LLP, independent auditors, as auditors of the Company for the year ending December 31, 2003.

         FOR    AGAINST    ABSTAIN

         / /     / /        / /


     NOTE: In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the meeting or matters incidental to the conduct of the meeting.

         THIS PROXY IS SOLICITED BY, AND ON BEHALF OF, THE BOARD OF DIRECTORS, AND MAY BE REVOKED PRIOR TO ITS EXERCISE. THE BOARD
         OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2. THIS PROXY,
                                        ---
         WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION
         IS MADE, IT WILL BE VOTED FOR PROPOSALS 1 AND 2.
                                   ---


     (Please sign exactly as name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, give full title as such. If a corporation, please affix corporate seal. If a partnership, please sign in partnership name by authorized persons. If joint tenants, each joint tenant should sign.)



     -------------------------------------------------------     --------------
     Signature [PLEASE SIGN WITHIN BOX]                               Date



     -------------------------------------------------------     --------------
     Signature (Joint Owners)                                         Date

===============================================================================

-------------------------------------------------------------------------------



===============================================================================

REVOCABLE PROXY                                               MAIL-WELL, INC.

                  SOLICITED BY THE BOARD OF DIRECTORS FOR
                ANNUAL MEETING OF STOCKHOLDERS, MAY 1, 2003

The undersigned holder of common stock of Mail-Well, Inc., a Colorado corporation (the "Company"), acknowledges receipt of a copy of the Notice of Annual Meeting of Stockholders dated March 17, 2003, and, revoking any proxy heretofore given, hereby appoints Mark L. Zoeller and Herbert H. Davis, and each of them, with full power to each of substitution, as attorneys and proxies, to appear and vote all shares of common stock of the Company registered in the name(s) of the undersigned and held by the undersigned of record as of March 7, 2003, at the Annual Meeting of Stockholders of the Company to be held at the Company's principal executive offices, 8310 S. Valley Hwy., #400 Englewood, Colorado, on May 1, 2003, at 8:30 a.m., and at any postponements and adjournments thereof, upon the following items, as set forth in the Notice of Annual Meeting, and to vote according to their discretion on all other matters which may be properly presented for action at the meeting. All properly executed proxies will be voted as indicated.

WHETHER OR NOT YOU PLAN TO ATTEND THIS MEETING, PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY BY USING THE ENCLOSED POSTAGE-PAID ENVELOPE.

===============================================================================

                                   APPENDIX


     Page 20 of the printed proxy statement contains a Stock Price Performance Graph. The information contained within the graph is presented in a tabular format immediately following the graph.